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                                                                       Exhibit 5



[HELLEREHRMAN LOGO]


May 16, 2002



Lipid Sciences, Inc.
7068 Koll Center Parkway, Suite 401
Pleasanton, California  94566

                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Lipid Sciences, Inc., an Arizona corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about May 16, 2002 for the purpose of registering under the Securities Exchange Act of 1933, as amended,
(i) 5,500,000 shares of its common stock, no par value ("Common Stock"), issuable under the Company's 2001 Performance Equity Plan (the "2001 Plan"),
(ii) 3,118,040 shares of its Common Stock, issuable under the Company's 2000 Stock Option Plan (the "2000 Plan," and together with the 2001 Plan, the "Plans"), and (iii) 865,262 shares of its Common Stock, issuable under individual Non-Qualified Stock Option Agreements (each an "Option Agreement," and together the "Option Agreements"). All shares of the Company's Common Stock registered on the Registration Statement are herein referred to as the "Shares."

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

         (a) The Amended and Restated Articles of Incorporation of the Company, certified by the Secretary of State of the State of Arizona as of May 7, 2002, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;



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                                                            Lipid Sciences, Inc.
                                                                    May 16, 2002
                                                                          Page 2


         (b) The Amended and Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of officers of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and shareholders of the Company relating to the adoption of the Plans, the authorization of the Option Agreements and the reservation of the Shares for issuance pursuant to the Plans and the Option Agreements, and (ii) certifying as to certain factual matters;

         (d)      The Registration Statement;

         (e)      The 2001 Plan;

         (f)      The 2000 Plan;

         (g) The Form of the Company's Nonqualified Stock Option Agreement for Scientific Advisory Board Members;

         (h) Nonqualified Stock Option Agreement dated as of March 25, 2000 between the Company and Gary S. Roubin;

         (i) Nonqualified Stock Option Agreement dated as of October 9, 2000 between the Company and Joe Markham; and

         (h) A report from American Stock Transfer & Trust Company, the Company's transfer agent, dated May 14, 2002, as to the number of shares of the Company's common stock outstanding as of May 14, 2002.

         This opinion is limited to the federal laws of the United States of America and the Arizona Business Corporation Act, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Shares to be sold are issued in accordance with the terms of the applicable Plan or Option Agreement, (ii) the full consideration stated in the applicable Plan or Option Agreement is paid for each Share, and (iii) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefor in the manner provided in



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                                                            Lipid Sciences, Inc.
                                                                    May 16, 2002
                                                                          Page 3

the applicable Plan or Option Agreement and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Heller Ehrman White & McAuliffe LLP